As filed with the U.S. Securities and Exchange Commission on April 11, 2025.
Registration No. 333-286188

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IZEA WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada	37-1530765
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1317 Edgewater Dr #1880, Orlando, Florida	32804
(Address of principal executive offices)	(Zip Code)

IZEA Worldwide, Inc. 2023 Inducement Plan
(Full title of the plan)

Patrick Venetucci
Chief Executive Officer
IZEA Worldwide, Inc.
1317 Edgewater Drive, #1880
Orlando, FL 32804
(407) 674-6911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-286188), originally filed by IZEA Worldwide, Inc. (the “Company”) with the Securities and Exchange Commission on March 27, 2025, is being filed solely to correct Exhibit 23.1, the Consent of Independent Registered Public Accounting Firm. The original filing mistakenly included the consent related to the Company’s Form 10-K filed on the same day, rather than the appropriate consent for the Form S-8. No other changes have been made to the Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
EXHIBIT INDEX

No.	Description
4.1	Amended and Restated Articles of Incorporation of IZEA, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 23, 2011).
4.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2011).
4.3	Certificate of Change of IZEA, Inc. (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2012).
4.4	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 15, 2013).
4.5	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 18, 2014).
4.6
Certificate of Withdrawal of Certificate of Designation filed with the Secretary of State of the State of Nevada effective January 23, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2015).

4.7	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2016).
4.8
Articles of Merger of IZEA Innovations, Inc. filed with the Secretary of State of the State of Nevada effective April 5, 2016 (Incorporated by reference to Exhibit 3.11 to the Company's Quarterly Report on Form 10-Q filed with the SEC on May 11, 2016).

4.9
Articles of Merger filed with Secretary of State of the State of Nevada effective August 20, 2018 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on August 23, 2018).

4.1
Articles of Merger of IZEA Worldwide, Inc. filed with the Secretary of State of the State of Nevada effective December 17, 2019 (incorporated by reference to Exhibit 3.10 to the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2020).

4.11	Articles of Merger of IZEA Worldwide, Inc. filed with the Secretary of State of the State of Nevada effective December 14, 2020.
4.12
Certificate of Change of IZEA Worldwide, Inc., date June 14, 2023 and effective June 16, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 15, 2023).

4.13	Amended and Restated Bylaws of IZEA Worldwide, Inc. (incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the SEC on November 23, 2011).
4.14	First Amendment to Bylaws of IZEA Worldwide, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 27, 2022).
5.1**	Opinion of Sklar Williams PLLC.
10.1	IZEA Worldwide, Inc. 2023 Inducement Plan (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2023).
10.2
Form of Performance-Based Restricted Stock Unit Award Agreement under the IZEA Worldwide, Inc. 2023 Inducement Plan (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K.

10.3	Form of Time-Based Restricted Stock Unit Award Agreement under the IZEA Worldwide, Inc. 2023 Inducement Plan (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K).
23.1*	Consent of GRANT THORNTON, LLP.
23.2**	Consent of Sklar Williams PLLC (included in the opinion filed as Exhibit 5.1).
24.1**	Power of Attorney
107**	Filing Fee Table

* Filed herewith.
** Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 11th day of April 2025.

IZEA Worldwide, Inc.

April 11, 2025	By:	/s/ Patrick Venetucci
Patrick Venetucci Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Patrick Venetucci	April 11, 2025
Patrick Venetucci
Chief Executive Officer
(Principal Executive Officer)

April 11, 2025
Peter J. Biere
Chief Financial Officer
(Principal Financial and Accounting Officer)

April 11, 2025
Antonio Bonchristiano
Director

April 11, 2025
Rodrigo Boscolo
Director

April 11, 2025
Brian W. Brady
Director

April 11, 2025
John H. Caron
Director

April 11, 2025
Lindsay A. Gardner
Director

April 11, 2025
Daniel R. Rua
Director

By: /s/ Patrick Venetucci	April 11, 2025
Patrick Venetucci
Attorney-in-fact